EXHIBIT 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 28, 2003 relating to the consolidated financial statements of Insignia Solutions PLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
October 11, 2005